UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No. ___)

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              [ ] Soliciting Material Pursuant to Sec. 240.14a-12

                       BOULDER GROWTH & INCOME FUND, INC.
                (Name of Registrant as Specified In Its Charter)


                             Stephen C. Miller, Esq.
                           2344 Spruce Street, Suite A
                            Boulder, Colorado 80302
                                 (303) 444-5483
                   (Name of Person(s) Filing Proxy Statement)

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

            BOULDER GROWTH & INCOME FUND, INC. ANNOUNCES ADJOURNMENT
                       OF ANNUAL MEETING OF STOCKHOLDERS

Boulder, Colo. - (BUSINESS WIRE) - May 29, 2009 - The Boulder Growth & Income Fund, Inc. (NYSE:BIF) announced that its Annual Meeting of Stockholders scheduled to be reconvened on Friday, May 29, 2009 has been adjourned for an additional two weeks.

In addition to the routine election of Directors, the Fund's stockholders are being asked to approve an amendment to the Fund's charter to classify the Board of Directors into three separate classes (Proposal 1). As of the original meeting date, the nominee Directors have received the requisite vote by both common and preferred stockholders to be elected. Nonetheless, the Fund is adjourning the meeting until June 12, 2009 to allow for further solicitation on Proposal 1.

The Board of Directors, including all of the independent Directors, unanimously recommends that stockholders vote "FOR" Proposal 1. A copy of the proxy statement is available on the Fund's website at www.boulderfunds.net or by calling 1-800-992-2856. Stockholders have a number of convenient means to vote, including telephone, internet, and by mail. For questions regarding how to vote your shares please call 1-800-992-2856.

The reconvened Annual Meeting of Stockholders will be held at 2344 Spruce Street, Suite A, Boulder, Colorado at 9:00 A.M. local time on Friday, June 12, 2009. The reconvened meeting will not include any new stockholder business; accordingly, neither the Board of Directors nor the Fund's portfolio managers anticipate being in attendance. Under the Fund's bylaws, only record date stockholders are permitted to attend the meeting.

Contact:
Boulder Investment Advisers, LLC
Nicole Murphey, (303) 449-0426

[GRAPHIC OMITTED]                             BOULDER GROWTH & INCOME FUND, INC.
                                                     2344 SPRUCE STREET, SUITE A
                                                        BOULDER, COLORADO  80302

                                 - PLEASE VOTE -

We are following up on proxy materials previously mailed to you for the Annual Meeting of Stockholders of Boulder Growth & Income Fund, Inc. The Fund's Annual Meeting has been adjourned to June 12, 2009. Our records indicate that you have not voted. Please vote as soon as possible. Voting now will help the Fund save on the cost of additional mailings and calls to stockholders.

Your vote is important. Please vote as soon as possible. You can vote by telephone, Internet or mail. For your convenience, a duplicate proxy card and return envelope are enclosed, along with telephone and Internet voting instructions.

                 Please Vote FOR all Nominees and FOR Proposal 1

The Board of Directors, including all of the independent directors, unanimously recommends you vote FOR the Director nominees and vote FOR the proposal to approve an amendment to the Charter (as described in your proxy statement). You can get a copy of the proxy statement by calling the toll free number shown below or by going to the Fund's website at www.boulderfunds.net.

                                 1-800-992-2856

Voting takes only a few minutes. If you have already voted, thank you for your prompt response. If you have not voted, please do so without delay. Your vote is needed and valued, regardless of the number of shares you own. Please vote FOR all nominees and FOR Proposal 1. If two proxies are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.


                          Your vote is urgently needed!
                 Please vote FOR all nominees and FOR Proposal 1
                                  June 12, 2009
                         Annual Meeting of Stockholders

It's easy to vote.  You can:

     o Speak to a live proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am - 10pm, Sat 11am - 5pm ET)

     o Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

     o Call the phone number on the proxy card, enter the control number printed on the card and follow the touchtone prompts.

     o    Mail in your signed proxy card in the envelope provided.